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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement of Southwest Bancorporation of Texas, Inc. on Form S-8 (File No. 333-27891) of our Report dated June 24, 2004, on our audit of the financial statements of the Southwest Bank of Texas 401(k) Savings Plan as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, which report is included in this Annual Report on Form 11-K.


                                            /s/ Ham, Langston & Brezina, L.L.P.



Houston, Texas
June 28, 2004